EZCORP ANNOUNCES CHIEF EXECUTIVE OFFICER CHANGES
AUSTIN, Texas, January 13, 2022 — (BUSINESS WIRE) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced that Jason A. Kulas has resigned from his position as Chief Executive Officer and has accepted a position at another company.
The EZCORP Board of Directors has appointed Lachlan P. Given and John Blair Powell, Jr. as co-Interim Chief Executive Officers, effective immediately. Both Mr. Given and Mr. Powell have extensive experience with the Company and the pawn industry.
•Lachlan P. Given — Mr. Given joined the Company in July 2014 and has served in a variety of executive-level roles, most recently Chief Strategy, M&A and Funding Officer. Over the past several years, he has led the Company’s efforts to expand its store base in Latin America and the U.S. and the development and implementation of the Company’s strategic plan focused on customer service, cost efficiency and growth and innovation.
•John Blair Powell, Jr. — Mr. Powell joined the Company in 1989 as a pawnbroker in Houston, Texas, and during his tenure has held all field level positions, from store level to multi-unit management positions. He moved into Operations at the Corporate Support Center in 2000 and was the Company’s top Operations Administration executive. He was named President, US Pawn in September 2020 and was promoted to President, Global Pawn in October 2021.
As co-Interim CEOs, Mr. Given and Mr. Powell will continue to leverage their current areas of expertise and experience, with Mr. Powell focusing on store and digital operations and Mr. Given focusing on strategy, finance and M&A.
Mr. Kulas will assist with a smooth transition of the CEO duties and responsibilities, and will continue as a member of the Company’s Board of Directors.
Phillip E. Cohen, Executive Chairman, stated: “On behalf of the entire Board of Directors, I want to thank Jason for his leadership and vision over the past 18 months. He has been instrumental in helping us refocus on a pawn-centric, customer-oriented, cost-efficient business model and effecting the cultural transformation necessary to enable that model to succeed. We wish him the very best in his future endeavors and are delighted that we will continue to benefit from his advice and counsel as a Board member.
“I would also like to acknowledge how fortunate we are to have two exceptional, long-term executives who are assuming interim executive leadership of our organization. Lachie has been the principal driver of our strategic plan and growth initiatives, and Blair, as the architect of our People, Pawn and Passion culture, has been the principal driver of our focus on customer service and operational excellence. We look forward to continuing our success under their collective leadership.”
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Source: EZCORP, Inc.